POWER OF ATTORNEY
KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Trevor Clark, Terrence Walters and Jenny B. Neslin with full power to act without the other, as their agent and attorney-in-fact for the purpose of executing in their name, in their capacity as a Trustee and/or officer of AG Twin Brook Capital Income Fund, (i) the registration statement on Form N-2 or any other appropriate form (including amendments or supplements thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.
All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
This Power of Attorney shall be valid from the date hereof until revoked by me.
IN WITNESS HEREOF I have executed this instrument as of the 9th day of November, 2022.

/s/ Terrence Walters	Trustee, Chief Financial Officer and Treasurer
Terrence Walters